IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re:	) )	Chapter 11
W. R. GRACE & CO., et al.	) )	Case No. 01-01139 (KJC) Jointly Administered
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Debtors.	)
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EXHIBIT 30 TO EXHIBIT BOOK
W. R. GRACE & CO. GUARANTEE AGREEMENT (CLASS 7B ZAI)
EXHIBIT 30
Attached.

W. R. GRACE & CO. GUARANTEE AGREEMENT (CLASS 7B ZAI)
Deferred Payment Agreement (CLASS 7B ZAI)
This W. R. GRACE & CO. GUARANTEE AGREEMENT (CLASS 7(b) ZAI) (this “Guarantee (ZAI)”) is made and entered into as of February 3, 2014, by and between W. R. Grace & Co., a Delaware corporation (together with any successor thereto pursuant to the terms and conditions of Section 16, the “Guarantor”), and the WRG Asbestos PD Trust, on behalf of the Holders of US ZAI PD Claims (in such capacity, the “Trust (ZAI)”), a Delaware statutory trust established pursuant to §524(g) of the Bankruptcy Code in accordance with the Plan of Reorganization (as hereinafter defined). Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein and defined in the Plan of Reorganization shall be used herein as therein defined.
This Guarantee (ZAI) is the “Parent Guarantee” described and defined in the Deferred Payment Agreement (ZAI) (as defined below) and is effective as of the Effective Date.
W I T N E S S E T H
In consideration of the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.Definitions; Rules of Interpretation.
(a)    As used in this Guarantee (ZAI), the following terms shall have the following meanings:
“Authorized Officer” means, with respect to any Entity, the chief executive officer, president, chief financial officer, controller, executive vice president or senior vice president of such Entity.
“Bona Fide Compensation Transaction” means any payment, grant or award, whether in cash, securities, options or other consideration, including without limitation salary or bonus, to or for the benefit of any director, officer or employee of any Transferor or any of its Affiliates made for legitimate, bona fide compensation and/or incentivization purposes; provided that compensation paid, granted or awarded to any one such individual in any Fiscal Year of Transferor whose aggregate value at the time or times of payment, grant or award is in excess of $15,000,000 shall be a Bona Fide Compensation Transaction only (i) if the relevant Transferor is then obligated to file or furnish, or is otherwise filing or furnishing, reports with the United States Securities and Exchange Commission pursuant to Section 13 or 15 of the Securities Exchange Act of 1934, it is approved by an independent committee of the Board of Directors of the Transferor (or other similar management body of the Transferor) or (ii) if the relevant Transferor is not then obligated to file or furnish, or is not otherwise filing or furnishing, reports with the United States Securities and Exchange Commission pursuant to Section 13 or 15 of the Securities Exchange Act of 1934, a reputable independent compensation expert or consultant selected by the Transferor with the consent of the “Permitted Holder” (as defined in the Deferred Payment Agreement (PI)) (which consent shall not be unreasonably withheld, conditioned or delayed) shall have determined, in its reasonable, good faith judgment, that such payment, grant or award is reasonable and appropriate. For purposes of the proviso in the previous sentence, (A) no payment or other value received in a given year pursuant to the terms of a grant or award in a previous year shall be taken into account for calculating the compensation in such given year; and (B) in the event of multiple payments, grants or awards in a given Fiscal Year, the independent committee approval, or independent compensation expert or consultant determination, as appropriate, shall be made with respect to each payment, grant or award beginning with the payment, grant or award that causes the compensation to be in excess of $15,000,000.
“Business Day” has the meaning set forth in the Deferred Payment Agreement (ZAI).
“Capital Stock” means, with respect to any Entity, any share of stock, or any depositary receipt or other certificate representing any share of stock, or any similar equity ownership interest, and any warrant, option, or any other security providing for the right to acquire any such share of stock or similar equity ownership interest.
“Claims” has the meaning set forth in Section 17(b).
“Collateral Agent” has the meaning set forth in the Deferred Payment Agreement (ZAI).
“Compliance Certificate” means a certificate in the form of Exhibit C.
“Control” means, as to any Entity, the power to direct the management and policies of such Entity directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “Controlling” and “Controlled” have meanings correlative to the foregoing.
“Controlled Affiliate” means, as to any Entity (the “Controlling Entity”), any Affiliate that is Controlled by such Controlling Entity.
“Default Rate” has the meaning set forth in the Deferred Payment Agreement (ZAI).
“Deferred Payment Agreement (PI)” means that certain Deferred Payment Agreement (PI), dated as of the date hereof, between Grace and the Trust (PI).
“Deferred Payment Agreement (ZAI)” means that certain Deferred Payment Agreement (Class 7(b) ZAI), dated as of the date hereof, between Grace and the Trust (ZAI).
“Deferred Payment Date (ZAI)” has the meaning set forth in the Deferred Payment Agreement (ZAI).
“Deferred Payment Documents” has the meaning set forth in the Deferred Payment Agreement (ZAI).
“Deferred Payment Documents (PI)” has the meaning set forth in the Deferred Payment Agreement (ZAI).
“Deferred Payment Documents (PD)” has the meaning set forth in the Deferred Payment Agreement (ZAI).
“Deferred Payment Documents (ZAI)” means this Guarantee (ZAI), the Deferred Payment Agreement (ZAI) and the Share Issuance Agreement.
“Deferred Payment (PI)” has the meaning set forth in the Deferred Payment Agreement (PI).
“Deferred Payment (ZAI)” has the meaning set forth in the Deferred Payment Agreement (ZAI).
“Demand for Issuance of the Section 524(g) Shares” has the meaning set forth in the Share Issuance Agreement.
“Designated Guarantor Senior Indebtedness” means Guarantor Senior Indebtedness issued, pursuant to a facility with an aggregate principal amount, commitments and/or other financial accommodations then outstanding and/or available (disregarding for purposes of this definition whether any conditions for draws thereunder have been satisfied), as of the relevant date of determination, of at least $25,000,000.
“Disposition Transaction” has the meaning set forth in Section 7(b).
“Disqualified Equity Interest” means that portion of any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof on or prior to the final Deferred Payment Date (ZAI).
“EBITDA” means, for any Entity for any period, such Entity’s and its Subsidiaries’ consolidated net income (determined in accordance with GAAP) for such period plus, without duplication, in respect of any such item of such Entity and/or any of its Subsidiaries (i) to the extent deducted in determining such consolidated net income, the sum, without duplication, of (a) interest expense, (b) provisions for any income or similar taxes paid or accrued, (c) all amounts treated as expenses for depreciation and amortization of any kind, (d) cash and non-cash restructuring and reorganization, and other similar fees, costs, charges and expenses, including without limitation, as a result of, or in connection with, the Chapter 11 Cases and the Deferred Payment Documents, (e) items classified as extraordinary under Accounting Principles Board Opinion No. 30 (as amended, restated, supplemented, replaced or otherwise modified from time to time) incurred during such period, and (f) any non-cash charges minus (ii) to the extent included in determining such consolidated net income, the sum, without duplication, of (a) gross interest income received during such period and (b) items classified as extraordinary under Accounting Principles Board Opinion No. 30 (as amended, restated, supplemented, replaced or otherwise modified from time to time) realized during such period, all, in the cases of clauses (i) and (ii) above, as determined on a consolidated basis in accordance with GAAP.
“Equity Interest” means shares of Capital Stock or equity, equity securities or ownership interests in any Entity or any rights (including any (x) options, warrants or other rights to purchase or acquire any such stock, equity or interests (whether or not at the time exercisable), or (y) securities by their terms convertible into or exchangeable for any such stock, equity or interests (whether or not at the time so convertible or exchangeable) or options, warrants or rights to purchase such convertible or exchangeable securities.
“Event of Default” has the meaning set forth in the Deferred Payment Agreement (ZAI).
“Fiscal Quarter” means, in respect of any Entity, a fiscal quarter of such Entity as determined by it.
“Fiscal Year” means, in respect of any Entity, a fiscal year of such Entity as determined by it.
“GAAP” means generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis; provided, however, that as of such time, if any, when any Entity begins to provide financial information generally on the basis of IFRS, then any reference to GAAP with respect to such Entity shall be given effect as a reference to IFRS.
“Governing Documents” means, as to any Entity, its articles or certificate of incorporation and by-laws, its partnership agreement, its certificate of formation and operating agreement and/or the organizational or governing documents of such Entity.
“Governmental Authority” means the government of the United States of America or any other country, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government (including any supra-national bodies such as the European Union or the European Central Bank).
“Grace” means W. R. Grace & Co.-Conn., a Connecticut corporation, and any successor to its obligations under the Deferred Payment Agreement (ZAI) pursuant to the terms and conditions of Section 16 thereof.
“Guaranteed Obligations (ZAI)” has the meaning set forth in Section 2(a).
“Guarantee Payment Blockage Notice” has the meaning set forth in Section 8(a)(ii).
“Guarantee Payment Blockage Period” has the meaning set forth in Section 8(a)(ii).
“Guarantor” has the meaning set forth in the introductory paragraph hereof.
“Guarantor Senior Indebtedness” means any and all present and/or future, direct and/or indirect, indebtedness, liabilities and other obligations of the Guarantor owed to any Entity (whether as senior or subordinated indebtedness, as a first lien, second lien, any other position or priority, and any mezzanine, subordinated or other indebtedness) including any principal, interest and premiums, fees, investment points, reimbursement obligations, issuance discounts and/or other costs, indemnities, liabilities and/or expenses thereon or in connection therewith (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable Law), in each case, under or with respect to (i) any credit or loan facilities (whether provided by one or more banks, insurance companies, financial institutions, private equity or hedge funds, lenders, and/or other Entities) and/or (ii) any debt, bonds, debentures, notes, repurchase, discount, securitization, factoring and/or other similar facilities providing for indebtedness, including any and all obligations of any nature in respect of loans, credit agreements, indentures, and bonds, together with obligations in respect of hedging arrangements (whether in respect of interest rates, currencies, commodities, equities, indebtedness and/or otherwise), in each case, entered into with banks, insurance companies, financial institutions, private equity or hedge funds, lenders and/or other Entities who are engaged in the business of providing financing (but not customers of or suppliers to the Guarantor to the extent constituting trade payables), notes, letters of credit, and synthetic letters of credit in connection therewith, and/or (iii) any reimbursement, payment, indemnities, fees, guarantees or other obligations in connection with any credit or loan facilities or indebtedness, liabilities and other obligations referenced in clauses (i) or (ii);
except in each case, for any indebtedness owed by the Guarantor (A) that by its express terms is not Guarantor Senior Indebtedness for purposes of the Deferred Payment Agreement (ZAI) and this Guarantee (ZAI) and is to be treated as pari passu or junior and subordinated with respect thereto in accordance with its terms, (B) for the avoidance of doubt, consisting of obligations to trade creditors and other trade payables in connection with the purchase of goods, materials or services, (C) owed to, or guaranteed by Grace or the Guarantor on behalf of, any director, officer or senior key employee of (1) Grace, (2) the Guarantor or (3) any Subsidiary or Affiliate of Grace or the Guarantor (D) represented by Disqualified Equity Interest, (E) owed to (1) Grace or (2) any Subsidiary or Affiliate of Grace or the Guarantor and (F) resulting from the Deferred Payment Documents (PD) or the Deferred Payment Documents (PI).
“Guarantor Senior Non-Payment Default” has the meaning set forth in Section 8(a)(ii).
“Guarantor Senior Payment Default” has the meaning set forth in Section 8(a)(i).
“Guarantor Senior Remedies” means, if an event of default has occurred and is continuing under the terms of any agreement or document relating to Guarantor Senior Indebtedness, any of the following by the holder (or any agent or trustee of the holder) of any Guarantor Senior Indebtedness: (1) exercising or seeking to exercise any rights or remedies against Grace or the Guarantor with respect to such event of default or (2) instituting any action or proceeding with respect to such rights or remedies (including any action of foreclosure, contest or protest) under any agreement or document relating to Guarantor Senior Indebtedness, or under such event of default or otherwise or (3) attempting to do any of the foregoing.
“IFRS” means the International Financial Reporting Standards as adopted by the International Accounting Standards Board and in effect from time to time, consistently applied.
“Insolvent” means the financial condition of the Guarantor and its Subsidiaries taken as a whole such that, as of the date specified, the sum of their liabilities is greater than a fair valuation of all of their property and assets.
“Intercreditor Agreement” means the Intercreditor Agreement, dated as of the date hereof, among the Trusts’ Representative, the Trust (PI) and the Trust (PD).
“Laws” means, collectively, all applicable international, foreign, Federal, state and local statutes, treaties, rules, regulations, ordinances and codes, including the binding interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof.
“NASDAQ” shall mean The NASDAQ Stock Market (including any of its subdivisions such as the NASDAQ Global Select Market) or any successor market thereto.
“NYSE” shall mean The New York Stock Exchange or any successor stock exchange thereto.
“Ordinary Dividends” means, in respect of any Entity, ordinary cash dividends declared and paid out of surplus and/or net profits (as determined in accordance with applicable law) in accordance with the dividend policy of such Entity as in effect from time to time; provided, however, that notwithstanding the foregoing, the excess, if any, of (a) the aggregate amount of dividends declared and paid by such Entity in any Fiscal Year over (b) 50% of such Entity’s and its Subsidiaries’ consolidated net income (determined in accordance with GAAP) for the immediately preceding Fiscal Year shall not constitute “Ordinary Dividends” to the extent of such excess.
“Permitted Holder” has the meaning set forth in the Deferred Payment Agreement (ZAI).
“Permitted Payee” has the meaning set forth in the Deferred Payment Agreement (ZAI).
“Permitted Payor” has the meaning set forth in the Deferred Payment Agreement (ZAI).
“Plan of Reorganization” means that certain First Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code of W. R. Grace & Co., et al., the Official Committee of Asbestos Personal Injury Claimants, the Asbestos PI Future Claimants’ Representative, and the Official Committee of Equity Security Holders as Modified Through December 23, 2010, as filed by Grace and certain of its affiliates in their reorganization cases under chapter 11 of the Bankruptcy Code, in the United States Bankruptcy Court for the District of Delaware, and as confirmed by order of that court dated as of January 31, 2011, together with the exhibits and schedules thereto, each as amended, supplemented or otherwise modified from time to time in accordance with its terms.
“Post-Transaction Certificate” means a certificate in the form of Exhibit D.
“Post-Transaction Pro Forma Cash Balance” means with respect to any Entity as of any date of determination, the aggregate amount of such Entity’s and its consolidated Subsidiaries’ cash and cash equivalents as of such date (after giving effect to and assuming the consummation of any Significant Transaction with a Transaction Date occurring on or prior to such date, notwithstanding that such Significant Transaction may not have actually been consummated as of such date), other than cash and cash equivalents the disposition of which is subject to a material restriction for the benefit of Entities other than such Entity and its consolidated Subsidiaries.
“Post-Transaction Pro Forma EBITDA” means, with respect to any Entity for any four-Fiscal Quarter period and any specified Disposition Transaction, such Entity’s Pro Forma EBITDA for such four-Fiscal Quarter period, computed assuming that such Disposition Transaction, and any other Significant Transaction the Transaction Date of which occurs on or prior to the Transaction Date of such Disposition Transaction and during the same Fiscal Quarter as the Transaction Date of such Disposition Transaction, were consummated on the same terms in effect on the respective Transaction Dates at the beginning of the four-Fiscal Quarter period most recently ended prior to the Transaction Date of such Disposition Transaction, and shall include adjustments which give effect to events that are (i) directly attributable to such Disposition Transaction and any such Significant Transactions, (ii) expected to have a continuing impact on the Entity, and (iii) factually supportable.
“Post-Transaction Pro Forma Guarantor Senior Indebtedness” means with respect to any Entity as of any date of determination, the aggregate outstanding principal amount of such Entity’s and its consolidated Subsidiaries’ Guarantor Senior Indebtedness as of such date (after giving effect to and assuming the consummation of any Significant Transaction (and any related incurrence, reduction or repayment of Guarantor Senior Indebtedness) with a Transaction Date occurring on or prior to such date, notwithstanding that such Significant Transaction (and any related incurrence, reduction or repayment of Guarantor Senior Indebtedness) may not have actually been consummated as of such date).
“Post-Transaction Pro Forma Valuation” means, with respect to any Entity as of any date of determination, the amount resulting from (a) the product of (i) such Entity’s Post-Transaction Pro Forma EBITDA for the four-Fiscal Quarter period most recently ended, multiplied by (ii) seven (7), minus (b) such Entity’s Post-Transaction Pro Forma Guarantor Senior Indebtedness as of such date, plus (c) such Entity’s Post-Transaction Pro Forma Cash Balance as of such date.
“Proceeding” means, with respect to any Entity, any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, or other winding up of such Entity or all or substantially all of the properties of such Entity.
“Pro Forma Cash Balance” means with respect to any Entity as of the last day of any four-Fiscal Quarter period, the aggregate amount of such Entity’s and its consolidated Subsidiaries’ cash and cash equivalents as of such date (after giving effect to and assuming the consummation of any Significant Transaction with a Transaction Date occurring during such four-Fiscal Quarter period, notwithstanding that such Significant Transaction may not have actually been consummated during such four-Fiscal Quarter period), other than cash and cash equivalents the disposition of which is subject to a material restriction for the benefit of Entities other than such Entity and its consolidated Subsidiaries.
“Pro Forma EBITDA” means, with respect to any Entity for any four Fiscal-Quarter period, such Entity’s EBITDA for such four Fiscal-Quarter period, computed assuming that any Significant Transaction the Transaction Date of which occurred during the relevant four-Fiscal Quarter period was consummated, on the terms in effect on such Transaction Date, at the beginning of such four-Fiscal Quarter period most recently ended prior to the Transaction Date of such Significant Transaction, and shall include adjustments which give effect to events that are (i) directly attributable to any Significant Transactions the Transaction Date of which occurs during such four-Fiscal Quarter period, (ii) expected to have a continuing impact on the Entity, and (iii) factually supportable.
“Pro Forma Guarantor Senior Indebtedness” means with respect to any Entity as of the last day of any four-Fiscal Quarter period, the aggregate outstanding principal amount of such Entity’s and its consolidated Subsidiaries’ Guarantor Senior Indebtedness as of such date (after giving effect to and assuming the consummation of any Significant Transaction (and any related incurrence, reduction or repayment of Guarantor Senior Indebtedness) with a Transaction Date occurring during such four-Fiscal Quarter period, notwithstanding that such Significant Transaction (and any related incurrence, reduction or repayment of Guarantor Senior Indebtedness) may not have actually been consummated during such four-Fiscal Quarter period).
“Pro Forma Valuation” means, with respect to any Entity as of the last day of any four-Fiscal Quarter period, the amount resulting from (a) the product of (i) such Entity’s Pro Forma EBITDA for such four-Fiscal Quarter period, multiplied by (ii) seven (7), minus (b) such Entity’s Pro Forma Guarantor Senior Indebtedness as of such date, plus (c) such Entity’s Pro Forma Cash Balance as of such date.
“Quarterly EBITDA and Valuation Certificate” means a certificate in the form of Exhibit B.
“Regulation S-X” means Regulation S-X promulgated by the United States Securities and Exchange Commission as in effect on the date hereof.
“Related Party” means in respect of an Entity (the “Affected Entity”): (a) any senior key employee, officer or director of the Affected Entity or, in respect of an officer or director, any person holding a similar position in an Affected Entity that is not a corporation (any such person, an “Insider”); (b) any spouse, child, parent or sibling of an Insider; (c) another Entity which alone or together with other Entities under its Control directly or indirectly Controls or holds ten percent (10%) or more of the Equity Interests that (i) generally entitle the holders thereof to vote for the election of the board of directors or other governing body of the Affected Entity, or (ii) confer upon the holders thereof an interest in the capital or profits of the Affected Entity; (d) any Entity Controlled by the Affected Entity or by any Insider or in which the Affected Entity or any Insider Controls or holds ten percent (10%) or more of the stock or other equity interests which (i) generally entitle the holders thereof to vote for the election of the board of directors or other governing body of the Affected Entity or (ii) confer upon the holders thereof an interest in the capital or profits of such Affected Entity; or (e) any Controlled Affiliate of any Entity that is a Related Person by virtue of clause (d) of this definition; provided, however, that any direct or indirect 100% owned Subsidiary of the Guarantor shall not constitute a “Related Party” for purposes of this Guarantee (ZAI).
“Section 524(g) Shares” has the meaning set forth in the Share Issuance Agreement.
“Significant Transaction” means (a) any Disposition Transaction or (b) any transaction of the type described in Section 210.11-01(a)(1) or Section 210.11-01(a)(2) of Regulation S-X (disregarding, for purposes of clause (b) of this definition, whether the Entity entering into such transaction is at the time obligated to file or furnish, or is otherwise filing or furnishing, reports with the United States Securities and Exchange Commission pursuant to Section 13 or 15 of the Securities Exchange Act of 1934, as amended).
“Subsidiary” means, with respect to any Entity at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity (i) the accounts of which would be consolidated with those of such Entity in such Entity’s consolidated financial statements if such financial statements were prepared in accordance with GAAP or (ii) of which more than 50% of (A) the outstanding Capital Stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such Entity, (B) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (C) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or Controlled directly or indirectly through one or more intermediaries, by such Entity.
“Taxes” means any and all present or future taxes, levies, imposts, fees, assessments, levies, duties, deductions, charges, liabilities or withholdings (including interest, fines, penalties or additions to tax) imposed by any Governmental Authority.
“Threshold Amount” has the meaning set forth in the Deferred Payment Agreement (ZAI).
“Transaction Date” means, with respect to any Significant Transaction, (a) the date, if any, on which final, definitive documentation providing for such Significant Transaction is executed; provided, however, that the “Transaction Date” shall no longer be deemed to have occurred with respect to any Significant Transaction if the final, definitive documentation providing for such Significant Transaction is terminated for any reason, or (b) if no such final, definitive documentation for such Significant Transaction is executed, the date on which such Significant Transaction is consummated.
“Transfer” has the meaning set forth in Section 7(b).
“Transferor” has the meaning set forth in Section 7(b).
“Trust (PD)” has the meaning set forth in the Deferred Payment Agreement (ZAI).
“Trust (PI)” has the meaning set forth in the Deferred Payment Agreement (ZAI).
“Trusts” has the meaning set forth in the Share Issuance Agreement.
“Trusts’ Representative” has the meaning set forth in the Share Issuance Agreement.
“Trust (ZAI)” has the meaning set forth in the introductory paragraph hereof.
“Valuation” means, with respect to any Entity as of the last day of any four-Fiscal Quarter period, the amount resulting from (a) the product of (i) such Entity’s EBITDA for such four-Fiscal Quarter period, multiplied by (ii) seven (7), minus (b) the aggregate outstanding principal amount of such Entity’s and its consolidated Subsidiaries’ Guarantor Senior Indebtedness as of such date, plus (c) the amount of cash and cash equivalents of such Entity and its consolidated Subsidiaries as of such date other than cash and cash equivalents the disposition of which is subject to a material restriction for the benefit of Entities other than such Entity and its consolidated Subsidiaries.
(b)    Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Sections shall be deemed references to Sections of this Guarantee (ZAI) unless the context shall otherwise require.
(c)    Unless otherwise indicated, (i) the term “including” means “including without limitation”, except when used in the computation of time periods, and (ii) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein).
(d)    For purposes of the computation of time periods, whenever this Guarantee (ZAI) provides for an event to occur “within” a specified number of days of a preceding event, it shall mean that the latter event shall occur before the close of business on the last of the specified days, and the day on which the preceding event occurs shall not be included in the computation of days elapsed. The word “from” means “from and including”, “after” means “after and excluding”, and “to” and “until” means “to and including”.
(e)    All terms defined in this Guarantee (ZAI) in the singular form shall have comparable meanings when used in the plural form and vice versa.
2.    Guarantee (ZAI).
(a)    For value received and in consideration of the transactions set forth in the Deferred Payment Agreement (ZAI) and in the Plan of Reorganization, the Guarantor hereby absolutely, irrevocably and unconditionally guarantees for the benefit of the Permitted Holder and each Permitted Payee, as a primary obligor and not merely as a surety, and pursuant to the terms and conditions of this Guarantee (ZAI), (i) the full and prompt payment when due (whether by acceleration or otherwise) of (A) all Deferred Payments (ZAI) and (B) all other amounts payable under the Deferred Payment Agreement (ZAI) (including interest at the Default Rate) accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding and at all times thereafter, and (ii) the due performance by Grace of all of its other obligations under the Deferred Payment Agreement (ZAI) (the obligations described in items (i) and (ii), the “Guaranteed Obligations (ZAI)”).
(b)    The Guarantor hereby agrees that this Guarantee (ZAI) is an absolute, unconditional guarantee of payment and performance and is not merely a surety or guarantee of collection, and that the Guarantor and Grace are jointly and severally liable for the Guaranteed Obligations (ZAI), which liability is a continuing, absolute and unconditional obligation of payment or performance, as the case may be, regardless of the solvency or insolvency of Grace or the Guarantor at any time.
(c)    The obligations of the Guarantor hereunder are secured by the Guarantor’s obligation to issue and deliver to the Trusts’ Representative, for the benefit of the Trusts, the Section 524(g) Shares under the circumstances, and upon the terms and subject to the conditions, set forth in the Share Issuance Agreement.
(d)    If the acceleration of the Guaranteed Obligations (ZAI) is stayed in connection with any Proceeding commenced by or against Grace, all such Guaranteed Obligations (ZAI) shall nonetheless be payable by the Guarantor immediately upon demand by the Permitted Holder.
3.    Enforceability of Obligations.
(a)    Subject to Section 3(b), the Guarantor hereby agrees that its obligations in respect of this Guarantee (ZAI) shall be enforceable against the Guarantor irrespective of:
(i)    the legality, validity, enforceability, avoidance or subordination of any of the Guaranteed Obligations (ZAI) or the Deferred Payment Agreement (ZAI);
(ii)    any Law, regulation, or order of any jurisdiction, or any other event, affecting any term of the Guaranteed Obligations (ZAI) or the Deferred Payment Agreement (ZAI);
(iii)    the absence of any attempt by, or on behalf of, the Permitted Holder to collect, or to take any other action to enforce, all or any part of the Guaranteed Obligations (ZAI) whether from or against Grace or any other Entity;
(iv)    the election of any remedy available under the Deferred Payment Agreement (ZAI) or applicable Law or in equity by, or on behalf of, the Permitted Holder with respect to all or any part of the Guaranteed Obligations (ZAI);
(v)    any change in the corporate existence, structure or ownership of Grace or the Guarantor;
(vi)    any impairment of the capital of Grace or the Guarantor, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting Grace, the Guarantor or their assets, or any resulting release or discharge of the Guaranteed Obligations (ZAI);
(vii)    any amendment, waiver, consent, extension, forbearance or granting of any indulgence by, or on behalf of, the Permitted Holder with respect to any provision of the Deferred Payment Agreement (ZAI), or any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of Grace or the Guarantor, including any renewal or extension of the time or change of the manner or place of payment or performance, as the case may be, of the Guaranteed Obligations (ZAI);
(viii)    the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of the claims against Grace held by the Permitted Holder for payment or performance, as the case may be, of all or any part of the Guaranteed Obligations (ZAI);
(ix)    the existence of any right, claim, counterclaim, or right of set-off, whether arising from or relating to the Guaranteed Obligations (ZAI) or Grace or otherwise, that the Guarantor may have at any time against Grace, the Permitted Holder or any other Entity, whether in connection herewith or any unrelated transactions, provided, however, that nothing herein shall prevent the assertion of a separate suit or compulsory counterclaim;
(x)    the cessation for any reason of the liability of Grace under the Deferred Payment Agreement (ZAI) or any other circumstance which might otherwise constitute a legal or equitable discharge of Grace or the Guarantor; or
(xi)    any other act or circumstance which might or could be deemed a discharge or modification hereunder other than payment in full of the Guaranteed Obligations (ZAI).
(b)    Notwithstanding Section 3(a) and Section 4 or any other provision to the contrary in this Guarantee (ZAI), from and after such time, if any, that the Guarantor has notified the Permitted Holder in writing that Grace is no longer a Subsidiary or a Controlled Affiliate of the Guarantor, any amendment, waiver, modification, supplement, restatement or change in respect of the terms and conditions of the Deferred Payment Agreement (ZAI) or any other Deferred Payment Document (ZAI) shall require the prior written consent of the Guarantor.
4.    Waivers. With respect to the Guaranteed Obligations (ZAI), the Guarantor hereby waives (subject to Section 3(b)) (a) acceptance, promptness, diligence, presentment, demand of payment, filing of claims with a court in the event of receivership or bankruptcy of Grace, protest or notice, all setoffs and counterclaims and all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of this Guarantee (ZAI) or the Deferred Payment Agreement (ZAI) (and shall not require that the same be made on or given to Grace as a condition to the Guarantor’s obligations hereunder), (b) any defense arising by reason of any disability or other defense of Grace or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of the Permitted Holder or any other Entity) of the liability of Grace; (c) any right to, or to require the Permitted Holder to, proceed against Grace, proceed against or exhaust any security (including the Section 524(g) Shares) for the Guaranteed Obligations (ZAI), or pursue any other remedy in the power of the Permitted Holder whatsoever, (d) any benefit of and any right to participate in any security now or hereafter securing the Guaranteed Obligations (ZAI), (e) the benefits of all statutes of limitation, and (f) all other demands and defenses whatsoever (other than payment in full of all Guaranteed Obligations (ZAI)).
5.    Payments.
(a)    All payments to be made by the Guarantor pursuant to this Guarantee (ZAI) shall be made in lawful currency of the United States of America by wire transfer of immediately available funds to the Permitted Holder in accordance with such wire transfer instructions as are provided by the Permitted Holder in writing from time to time. Subject to Sections 5(b), (c) and (d), all payments under this Guarantee (ZAI) shall be made in full, without any set-off, counterclaim or any deduction whatsoever.
(b)    If, after giving effect to any Disposition Transaction or any assignment, delegation or transfer by the Guarantor of its rights or obligations under this Guarantee (ZAI), the Guarantor shall be required by applicable Law to withhold any Taxes from any payments hereunder, and if such requirement would not have been imposed by such applicable Law but for such Disposition Transaction, assignment or transfer, then (i) the sum payable shall be increased as necessary so that after making all withholdings required by applicable Law (including withholdings applicable to additional sums payable under this Section 5(b)) the payee receives an amount equal to the sum it would have received had no such withholdings been made, (ii) the Guarantor shall make such withholdings and (iii) the Guarantor shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Law. This Section 5(b) shall survive the termination of this Guarantee (ZAI) pursuant to Section 15.
(c)    If, after giving effect to any permitted assignment or Transfer by the Permitted Holder of its rights or obligations under this Guarantee (ZAI), the Guarantor shall be required by applicable Law to withhold any Taxes from any payments hereunder, and if such requirement would not have been imposed by such applicable Law but for such assignment or Transfer, then the obligation of the Guarantor or the Permitted Payor to make the relevant payment hereunder shall be discharged by making such payment net of such Taxes. This Section 5(c) shall survive the termination of this Guarantee (ZAI) pursuant to Section 15.
(d)    If, due to either (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case adopted after the date hereof, the Guarantor or a Permitted Payor shall be required to withhold any Taxes from any payments hereunder, then the obligation of the Guarantor or the Permitted Payor to make the relevant payment hereunder shall be discharged by making such payment net of such Taxes. This Section 5(d) shall survive the termination of this Guarantee (ZAI) pursuant to Section 15.
6.    Representations and Warranties. The Guarantor represents and warrants, as of the Effective Date, that:
(a)    The Guarantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of the Guarantor’s incorporation; provided, however, with respect to good standing, only to the extent the concept of good standing exists in such jurisdiction of incorporation.
(b)    The Guarantor has the corporate power and authority to execute and deliver this Guarantee (ZAI) and each other Deferred Payment Document (ZAI) to which it is a party. This Guarantee (ZAI) and each other Deferred Payment Document (ZAI) to which the Guarantor is a party has been duly authorized by all necessary corporate action of the Guarantor and has been duly executed and delivered by the Guarantor.
(c)    This Guarantee (ZAI) and each other Deferred Payment Document (ZAI) to which the Guarantor is a party is a legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally, by the discretion of the court in which enforcement is sought, and/or by general equitable principles (whether enforcement is sought by proceedings at law or in equity).
(d)    The execution, delivery and performance by the Guarantor of this Guarantee (ZAI) and each other Deferred Payment Document (ZAI) to which the Guarantor is a party does not conflict with, result in a breach of any of the provisions of, or constitute a default under, the Governing Documents of the Guarantor.
7.    Guarantor Covenants. The Guarantor covenants and agrees that, from the Effective Date until all Guaranteed Obligations (ZAI) are paid and performed in full:
(a)    Affirmative Covenants. The Guarantor shall:
(i)    Maintenance of Existence and Qualifications. Maintain and preserve in full force and effect its existence and good standing (to the extent the concept of good standing exists in the Guarantor’s jurisdiction of incorporation) and all other rights, powers, franchises, licenses and qualifications necessary or desirable for its ownership or use of properties or the conduct of its business, except (A) as permitted by Section 16, and (B) where the failure to do so would not reasonably be likely to adversely affect the Guarantor’s ability to make payments in respect of the Guaranteed Obligations (ZAI) or to perform its obligations under the Deferred Payment Documents (ZAI) to which it is a party.
(ii)    Notice of Event of Default, Guarantor Senior Payment Default and Guarantor Senior Non-Payment Default. Furnish to the Permitted Holder (x) within five (5) days after an Authorized Officer of the Guarantor shall first learn of an Event of Default, and (y) on or before the earlier of (A) the fifteenth (15th) day after an Authorized Officer of the Guarantor shall first learn of a Guarantor Senior Payment Default or Guarantor Senior Non-Payment Default and (B) the first Business Day following the date upon which a Guarantee Payment Blockage Notice is delivered pursuant to Section 8(a)(ii), a written statement of an Authorized Officer of the Guarantor stating that an Event of Default, Guarantor Senior Payment Default or Guarantor Senior Non-Payment Default, as the case may be, has occurred, which written statement shall, to the extent known by the Guarantor, set forth in reasonable detail the facts giving rise to and status of such Event of Default, Guarantor Senior Payment Default or Guarantor Senior-Non Payment Default, as the case may be, and the actions, if any, the Guarantor is taking or proposes to take with respect thereto.
(iii)    Information Covenants. If the Guarantor is not obligated to file or furnish, or is not otherwise filing or furnishing, reports with the United States Securities and Exchange Commission pursuant to Section 13 or 15 of the Securities Exchange Act of 1934, the Guarantor shall furnish to the Permitted Holder:
(A)    Annual Financial Statements. As soon as available but in no event later than ninety (90) days after the last day of each of the Guarantor’s Fiscal Years, its annual consolidated financial statements audited by a nationally recognized registered independent public accounting firm allowed to practice before the Securities and Exchange Commission or any successor Governmental Authority, consisting of a consolidated balance sheet of the Guarantor and its consolidated Subsidiaries as of the end of such year and consolidated statements of income, cash flows and stockholders equity for such year (all in reasonable detail and with all notes and supporting schedules); and
(B)    Quarterly Financial Statements. As soon as available and in any event within forty-five (45) days after the end of each of the first three Fiscal Quarters in each Fiscal Year of the Guarantor, its consolidated balance sheet as of the end of such Fiscal Quarter, and consolidated statements of income and cash flows of the Guarantor and its consolidated Subsidiaries for such Fiscal Quarter, all in reasonable detail and certified by an Authorized Officer of the Guarantor to present fairly in all material respects the financial condition, results of operations and other information reflected therein and to have been prepared in accordance with GAAP (subject to year-end audit adjustments and the absence of footnotes).
(iv)    Officer’s Certificates. The Guarantor shall furnish to the Permitted Holder:
(A)    No later than ninety (90) days after the last day of each of the Guarantor’s Fiscal Years and no later than forty-five (45) days after the end of each of the first three Fiscal Quarters in each Fiscal Year of the Guarantor, a Quarterly EBITDA and Valuation Certificate executed by an Authorized Officer of the Guarantor setting forth (I) if the Transaction Date of a Significant Transaction has occurred during the four-Fiscal Quarter period ending on the last day of such Fiscal Quarter or Fiscal Year, as the case may be, the Pro Forma EBITDA of the Guarantor for such four-Fiscal Quarter period and the Pro Forma Valuation of the Guarantor as of the last day of such four-Fiscal Quarter period or (II) if the Transaction Date of a Significant Transaction did not occur during the four-Fiscal Quarter period ending on the last day of such Fiscal Quarter or Fiscal Year, as the case may be, the EBITDA of the Guarantor for such four-Fiscal Quarter period and the Valuation of the Guarantor as of the last day of such four-Fiscal Quarter period; provided, however, that the Guarantor shall not be required to furnish to the Permitted Holder a Quarterly EBITDA and Valuation Certificate under this subclause (A) if (x) the Guarantor is filing or furnishing reports with the United States Securities and Exchange Commission pursuant to Section 13 or 15 of the Securities Exchange Act of 1934, and (y)(1) if the Transaction Date of a Significant Transaction has occurred during the four-Fiscal Quarter period ending on the last day of the applicable Fiscal Quarter or Fiscal Year, the Pro Forma EBITDA of the Guarantor for such four-Fiscal Quarter period and the Pro Forma Valuation of the Guarantor as of the last day of such four-Fiscal Quarter period is readily ascertainable from such reports or (1) if the Transaction Date of a Significant Transaction did not occur during the four-Fiscal Quarter period ending on the last day of the applicable Fiscal Quarter or Fiscal Year, the EBITDA of the Guarantor for such four-Fiscal Quarter period and Valuation of the Guarantor as of the last day of such four-Fiscal Quarter period is readily ascertainable from such reports;
(B)    no later than ninety (90) days after the last day of each of the Guarantor’s Fiscal Years, a Compliance Certificate executed by an Authorized Officer of the Guarantor for such Fiscal Year; and
(C)    no later than thirty (30) days after the consummation by a Transferor of a Disposition Transaction of the type described in clause (ii) or clause (iii) of Section 7(b), a Post-Transaction Certificate setting forth the Post-Transaction Pro Forma EBITDA of the Guarantor with respect to such Disposition Transaction executed and delivered by an Authorized Officer of the Guarantor.
(b)    Negative Covenant. The Guarantor shall not, and shall cause each of its Subsidiaries and Controlled Affiliates (each, a “Transferor”) to not, sell, assign, transfer, license, lease or otherwise dispose of (each, a “Transfer”) any property and/or other assets and/or enter into any transaction or obligation, whether constituting or by way of merger, consolidation, sale of assets or other disposition, reorganization, recapitalization, dividend, other distribution, or otherwise, or any related series of the foregoing (any such Transfer other than Ordinary Dividends, Bona Fide Compensation Transactions and other Transfers in the ordinary course of business, a “Disposition Transaction”), if the Transferor (taken together with all of its direct and indirect wholly owned Subsidiaries) would (1) receive (directly or indirectly) less than a reasonably equivalent value in such Disposition Transaction, (2) become or be rendered Insolvent as a result of such Transfer and/or such Disposition Transaction, or (3) be engaged in business and/or transactions, and/or would be about to engage in business and/or transactions, for which the Transferor’s (taken together with all of its direct and indirect wholly owned Subsidiaries) remaining property and other assets would be unreasonably small capital; provided, however, that notwithstanding the foregoing, a Transferor:
(i)    That is a direct or indirect wholly-owned Subsidiary of the Guarantor may make a Transfer to or engage in a Disposition Transaction exclusively with the Guarantor or any other direct or indirect wholly-owned Subsidiary of the Guarantor; provided further, that if such Transferor is Grace or any of Grace’s Subsidiaries or Controlled Affiliates, such Disposition Transaction shall be permitted under this clause (i) only if it is also permitted under Section 6(b) of the Deferred Payment Agreement (ZAI);
(ii)    may engage in a Disposition Transaction whereby such Transferor (A) pays or makes (directly or indirectly) dividends or distributions (whether in cash, securities or other property) with respect to any of its Capital Stock (including by way of a spin-off or spin-out of any of its assets), or (B) repurchases its Capital Stock, provided that, in the case of any Disposition Transaction under subclause (A) or (B) above, all of the following conditions are satisfied:
(1)    no Event of Default has occurred and is continuing at the time of, or would result from, such Disposition Transaction;
(2)    as of the Transaction Date of such Disposition Transaction, (x) the Post-Transaction Pro Forma Valuation of the Guarantor shall equal or exceed the Threshold Amount or (y) the “Post-Transaction Pro Forma Valuation” (as defined in the Deferred Payment Agreement (ZAI)) of Grace shall equal or exceed the Threshold Amount; and
(3)    if such Disposition Transaction exceeds $15,000,000 and is not publicly disclosed at least 10 days prior to the consummation of such Disposition Transaction, then the Guarantor shall provide the Permitted Holder with, at least 10 days’ prior to the consummation of such Disposition Transaction, a written notice describing in reasonable detail the material terms of such Disposition Transaction and setting forth the Post-Transaction Pro Forma Valuation of the Guarantor as of the Transaction Date of such Disposition Transaction; and
(iii)    other than as set forth in Section 7(b)(ii) above, shall not enter into any Disposition Transaction with a Related Party to the Transferor in which the aggregate value of the assets or other property Transferred in such Disposition Transaction to such Related Party exceeds $15,000,000 if the Transferor (taken together with all of its direct and indirect wholly owned Subsidiaries) would (1) receive (directly or indirectly) less than a reasonably equivalent value in such Disposition Transaction, as determined by a reputable investment bank or valuation firm jointly selected by the Guarantor and the “Permitted Holder” (as defined in the Deferred Payment Agreement (PI)), (2) become or be rendered Insolvent as a result of such Transfer and/or such Disposition Transaction or (3) be engaged in business and/or transactions, and/or would be about to engage in business and/or transactions, for which the Transferor’s (taken together with all of its direct and indirect wholly owned Subsidiaries) remaining property and other assets would be unreasonably small capital; provided, that if the aggregate value of the assets or other property Transferred to such Related Party in such Disposition Transaction exceeds $15,000,000 and the existence of such Disposition Transaction is not publicly disclosed at least 10 days prior to the consummation of such Disposition Transaction, then the Guarantor shall provide the Permitted Holder with, at least 10 days’ prior to the consummation of such Disposition Transaction, a written notice describing in reasonable detail the material terms of such Disposition Transaction and setting forth the Post-Transaction Pro Forma Valuation of the Guarantor as of the Transaction Date of such Disposition Transaction;
provided further that if the Guarantor is not the surviving or succeeding Entity as a result of any Disposition Transaction (but in the case of a sale of assets, only if such sale involves a sale of all or substantially all of the assets of the Guarantor) otherwise permitted by the exceptions to this Section 7(b), such Disposition Transaction shall be permitted under this Section 7(b) only if the Guarantor shall comply with the requirements of Section 16(e).
8.    Subordination Terms. Any and all obligations of the Guarantor in respect of the Guaranteed Obligations (ZAI) shall be subordinated and otherwise junior at all times in right of payment and in all other respects, in the manner and to the extent set forth herein, to any and all present and future obligations of the Guarantor in respect of any Guarantor Senior Indebtedness.
(a)    Blockage of Payments for Guaranteed Obligations (ZAI).
(iv)    If any payment default occurs and is continuing beyond any applicable grace period pursuant to the terms and conditions of any Guarantor Senior Indebtedness (a “Guarantor Senior Payment Default”), then subject to Section 8(g), no payment or distribution of cash, securities or any other assets shall be made by the Guarantor with respect to the Guaranteed Obligations (ZAI) or this Guarantee (ZAI) for as long as such Guarantor Senior Payment Default is continuing.
(v)    If any default other than a Guarantor Senior Payment Default occurs pursuant to the terms and conditions of any Designated Guarantor Senior Indebtedness that would allow the holders thereof to accelerate the maturity thereof (a “Guarantor Senior Non-Payment Default”), then subject to Section 8(g), no payment or distribution of cash, securities or any other assets shall be made by the Guarantor with respect to any Guaranteed Obligations (ZAI) or pursuant to this Guarantee (ZAI) during the period (the “Guarantee Payment Blockage Period”) (x) beginning on the date that the Permitted Holder receives from the Entity entitled to give notice under any document evidencing such Designated Guarantor Senior Indebtedness (or from the Guarantor acting at the direction or request of such Entity) a written notice (a “Guarantee Payment Blockage Notice”) that such a Guarantor Senior Non-Payment Default has occurred and is continuing and (y) ending on the earliest to occur of (1) 180 days from the date the Permitted Holder shall have received the Guarantee Payment Blockage Notice, (2) the date such Guarantor Senior Non-Payment Default shall have been cured or waived or shall have ceased to exist and (3) the date such Guarantee Payment Blockage Period shall have been terminated by written notice to the Permitted Holder from the Entity initiating such Guarantee Payment Blockage Period.
(vi)    Notwithstanding the foregoing, (A) in no event will a Guarantee Payment Blockage Period extend beyond 180 days from the date the Guarantee Payment Blockage Notice in respect thereof was received by the Permitted Holder, (B) there shall be a period of at least 180 consecutive days in each period of 360 consecutive days when no Guarantee Payment Blockage Period is in effect, and (C) no Guarantor Senior Non-Payment Default that existed or was continuing on the date of delivery of any Guarantor Payment Blockage Notice (whether or not such Guarantor Senior Non-Payment Default is with respect to the same issue of Designated Guarantor Senior Indebtedness) may be, or be made, the basis for a subsequent Guarantor Payment Blockage Notice, unless such Guarantor Senior Non-Payment Default has been cured or waived for a period of not less than 90 consecutive calendar days.
(vii)    The payment of Guaranteed Obligations (ZAI) shall resume, and the payment of any Guaranteed Obligations (ZAI) not paid due to a suspension thereof pursuant to clause (i) or clause (ii) above shall be paid, together with accrued interest thereon at the Default Rate, when such suspension is no longer in effect (either due to cure or waiver of the relevant Guarantor Senior Payment Default or the expiration or termination of the Guarantee Payment Blockage Period pursuant to clause (i) or clause (ii) of this Section 8(a)) unless a subsequent Guarantor Payment Blockage Notice has been delivered in accordance with clause (iii) of this Section 8(a) and is not prohibited from being delivered by clause (iii) of this Section 8(a).
(b)    Proceedings. Upon any payment made by the Guarantor, or any distribution of cash, securities or other assets of any kind of the Guarantor (other than securities issued in substitution for the obligation to make payments in respect of the Guaranteed Obligations (ZAI) that are subordinated to at least the extent described herein for the obligation to make payments in respect of the Guaranteed Obligations (ZAI), which Securities the Permitted Holder (or any Permitted Payee, if applicable) is specifically authorized to receive notwithstanding any other provision of this Section 8), to creditors in any Proceeding with respect to the Guarantor or its properties, all obligations due on all Guarantor Senior Indebtedness shall first be paid in full in cash before any payment or distribution is made on account of any Guaranteed Obligations (ZAI) or otherwise pursuant to this Guarantee (ZAI).
(c)    Improper Payments Held in Trust. Any payments or property received by the Permitted Holder or any Permitted Payee in breach of this Section 8 shall be held by the Permitted Holder or such Permitted Payee in trust and promptly delivered in the form received to the holder of Guarantor Senior Indebtedness entitled to receive the same (any such payment or property delivered by the Permitted Holder or such Permitted Payee to any holder of Guarantor Senior Indebtedness, a “Guarantor Turnover Payment”). To the maximum extent permitted under applicable Law, the Guarantor agrees that any Guarantor Turnover Payment shall be treated as a payment by the Guarantor on account of such Guarantor Senior Indebtedness and shall not satisfy the Guarantor’s obligation with respect to any amount due to the Permitted Holder or such Permitted Payee under this Guarantee (ZAI). If, notwithstanding the preceding sentence, it is determined (by a court of competent jurisdiction or otherwise) that a Guarantor Turnover Payment is a payment by the Guarantor on account of, and satisfies any obligation of the Guarantor with respect to, any amount due to the Permitted Holder or any Permitted Payee under this Guarantee (ZAI), then, to the extent of the amount of such Guarantor Turnover Payment, the portion of the obligation which has been determined to be paid and satisfied by such Guarantor Turnover Payment shall be reinstated and shall continue to be in full force and effect as of the time immediately preceding the initial payment thereof by the Guarantor to the Permitted Holder or such Permitted Payee. If, notwithstanding the preceding sentence, any portion of an obligation of the Guarantor in respect of such Guarantor Turnover Payment is not reinstated and continued to the extent of the amount of the relevant Guarantor Turnover Payment, then the Permitted Holder or the applicable Permitted Payee shall, upon the payment in full in cash of all Guarantor Senior Indebtedness owed to the holder thereof to whom the Permitted Holder or such Permitted Payee delivered such Guarantor Turnover Payment, be subrogated to the rights of such holder to receive payments or distributions applicable to such Guarantor Senior Indebtedness, and for the purpose of such subrogation such Guarantor Turnover Payment shall not, as between the Guarantor and the Permitted Holder or such Permitted Payee, be deemed to be payment by the Guarantor to or on account of such Guarantor Senior Indebtedness.
(d)    Remedies Blockage. Subject in any event to the other terms and conditions of this Section 8 (including Section 8(a) and Section 8(g)), if an Event of Default has occurred and is continuing and any Guarantor Senior Indebtedness is then outstanding, the Permitted Holder hereby agrees for itself and any assignee that it will not (1) exercise or seek to exercise any rights or remedies against Grace or the Guarantor with respect to such Event of Default or (2) institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure, contest or protest) under any Deferred Payment Document (ZAI) or any agreement or document relating thereto, or under such Event of Default or otherwise or (3) attempt to do any of the foregoing (collectively, the “Remedies”), for a period commencing on the date that such Event of Default occurs and ending on the earliest to occur of (i) 180 days after the first date on which such Event of Default shall have occurred, (ii) the commencement of a Proceeding with respect to Grace, the Guarantor or their respective properties, (iii) the date that the holder (or any agent or trustee of the holder) of any Guarantor Senior Indebtedness commences exercising any Guarantor Senior Remedies with respect to such Guarantor Senior Indebtedness (including, without limitation, the acceleration of all or any portion of such Guarantor Senior Indebtedness) and (iv) the payment in full in cash of all Guarantor Senior Indebtedness.
(e)    Notwithstanding the foregoing, as applied to the Permitted Holder, the term “Remedies” shall not include, and the Permitted Holder shall not be impaired by this Section 8(d) from doing, any of the following: (A) exercising rights and remedies for specific performance or injunctive relief to compel Grace or the Guarantor to comply with any non-payment obligations under the Deferred Payment Documents (ZAI) (including commencing any action contemplated by Section 16(f)), (B) instituting or maintaining any suit or action solely to prevent the running of any applicable statute of limitations, (C) accruing interest on the Deferred Payments (ZAI) at the Default Rate pursuant to the Deferred Payment Agreement (ZAI) and (D) giving any notice (including notice of an Event of Default) to the Guarantor under the Deferred Payment Documents (ZAI).
(f)    No Secured Obligation. Except for this Guarantee (ZAI) and the share issuance obligation with respect to the Section 524(g) Shares as and to the extent contemplated in the Share Issuance Agreement, no credit support or security interest shall be granted by Grace, the Guarantor or any of its Subsidiaries in connection with, or otherwise support or secure any obligation set forth in, the Deferred Payment Documents (ZAI). Notwithstanding the foregoing, the Permitted Holder may obtain to the extent permitted under applicable Law a judgment lien on the properties of Grace and/or the Guarantor to secure the payment and performance of a judgment obtained by the Permitted Holder against Grace and/or the Guarantor.
(g)    No Impairment of Right to Receive Section 524(g) Shares or Warrant Shares. Nothing in this Section 8 shall impair the rights of the Trust (ZAI) (or its permitted successor or assigns) (i) acting through the Trusts’ Representative pursuant to the Intercreditor Agreement, to deliver to the Guarantor a Demand for Issuance of the Section 524(g) Shares and to receive the Trust (ZAI)’s percentage of the Section 524(g) Shares pursuant to the Share Issuance Agreement or (ii) to exercise all or any portion of the Warrant and to receive the shares of Common Stock in connection therewith.
(h)    Further Assurances. At the reasonable request of the Guarantor, the Permitted Holder will, at the sole expense of the Guarantor, execute such agreements, documents, certificates and/or other instruments confirming the existence and extent of the subordination terms detailed in this Section.
9.    Defaults and Remedies.
(a)    Subject in each case to Section 8 of this Guarantee (ZAI), the Permitted Holder shall have the right, power and authority to do all things deemed necessary or advisable to enforce the provisions of this Guarantee (ZAI) and protect its rights under the Deferred Payment Agreement (ZAI) and, upon the occurrence and during the continuance of an Event of Default, the Permitted Holder may institute or appear in such appropriate proceedings permitted or not prohibited under this Guarantee (ZAI) as the Permitted Holder shall deem most effectual to protect and enforce any of its rights hereunder, whether for the specific enforcement of any covenant or agreement in this Guarantee (ZAI) or in aid of the exercise of any power granted herein or in the Permitted Holder, or to enforce any other proper remedy.
(b)    Each and every Event of Default or breach by the Guarantor of this Guarantee (ZAI) shall give rise to a separate cause of action hereunder, and separate actions may be brought hereunder as each cause of action arises. For so long as such an Event of Default or such a breach is continuing, the Permitted Holder shall have the right to proceed first and directly against the Guarantor under this Guarantee (ZAI) without proceeding against any other Entity (including Grace), without exhausting any other remedies which it may have and without resorting to any other security (if any) (including the Section 524(g) Shares) held by the Permitted Holder to secure the Guaranteed Obligations (ZAI).
10.    Setoff. Subject to Section 8 of this Guarantee (ZAI), at any time after all or any part of the Guaranteed Obligations (ZAI) have become due and payable or performable, as the case may be (by acceleration or otherwise), the Permitted Holder or any Permitted Payee may, without notice to the Guarantor and regardless of the acceptance of any security or collateral (if any) for the payment thereof, and up to the unpaid amount of the Guaranteed Obligations (ZAI) then due, appropriate and apply toward the payment or performance, as the case may be, of all or any part of the Guaranteed Obligations (ZAI) then owing to the Permitted Holder or such Permitted Payee (i) any indebtedness due or to become due from the Permitted Holder or such Permitted Payee to the Guarantor, and (ii) any moneys, credits or other property belonging to the Guarantor, at any time validly held by or coming into the possession of the Permitted Holder or such Permitted Payee.
11.    Financial Information. The Guarantor hereby acknowledges that it has adequate means of, and assumes sole responsibility for, keeping itself informed of the financial condition of Grace including any circumstances bearing upon the risk of nonpayment or nonperformance of the Guaranteed Obligations (ZAI), or any part thereof, and the Guarantor hereby agrees that no Permitted Holder shall have any duty to advise the Guarantor of information known to it regarding any such circumstances. In the event the Permitted Holder in its reasonable discretion, undertakes at any time or from time to time to provide any such information to the Guarantor, the Permitted Holder shall be under no obligation (i) to undertake any investigation not a part of its regular business routine or (ii) to disclose any information which the Permitted Holder, pursuant to accepted or reasonable practices, wishes to maintain confidential.
12.    Reinstatement. Notwithstanding any provision herein to the contrary, the Guarantor agrees that, to the extent that any Entity makes a payment or payments to the Permitted Holder on account of the Guaranteed Obligations (ZAI) which payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required or agreed to be repaid or returned by the Permitted Holder under any Law or in respect of any Proceeding or other litigation to which the Guarantor, the Permitted Holder or any Permitted Payee is subject, then, to the extent of the amount of such payments, the portion of the Guaranteed Obligations (ZAI) which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the time immediately preceding such initial payment, reduction or satisfaction.
13.    Distribution of Grace Assets in Proceeding; Subrogation.
(a)    Upon any distribution of assets of Grace to creditors in connection with any Proceeding relating to Grace or its property (but subject to Section 8), (i) the Permitted Holder and each Permitted Payee shall be entitled to receive payment in full of all Guaranteed Obligations (ZAI) before the Guarantor shall be entitled to receive any payment of principal of or interest on or any other amounts in respect of indebtedness of Grace in favor of the Guarantor; and (ii) until payment and performance in full of all Guaranteed Obligations (ZAI), any distribution of assets of any kind or character to which the Guarantor would otherwise be entitled shall be paid by Grace or by any receiver, trustee in bankruptcy, liquidating trustee, agents or other Entity making such payment or distribution to, or if received by the Guarantor, shall be held for the benefit of and shall be forthwith paid or delivered to, the Permitted Holder and each Permitted Payee on a pro rata basis according to the amount of all Guaranteed Obligations (ZAI) owing to the Permitted Holder and each such Permitted Payee.
(b)    The Guarantor hereby agrees that it will not assert, enforce, or otherwise exercise any rights which it may acquire against Grace or any guarantor pursuant to any other guaranties by way of subrogation pursuant to this Guarantee (ZAI), by any payment made hereunder or otherwise, until the Guaranteed Obligations (ZAI) shall have been paid in full.
14.    Amendments; Waivers.
(a)    No provision of this Guarantee (ZAI) may be waived, amended, supplemented or modified except by a written instrument executed by the Permitted Holder and the Guarantor.
(b)    No delay on the part of the Permitted Holder in the exercise of any right or remedy arising under this Guarantee (ZAI) or the Deferred Payment Agreement (ZAI) or otherwise with respect to all or any part of the Guaranteed Obligations (ZAI), any collateral (if any) or any other guarantee of or security (if any) for all or any part of the Guaranteed Obligations (ZAI) shall operate as a waiver thereof, and no single or partial exercise by the Permitted Holder of any such right or remedy shall preclude any further exercise thereof. Failure by the Permitted Holder at any time or times hereafter to require strict performance by Grace, the Guarantor or any other guarantor of all or any part of the Guaranteed Obligations (ZAI) or of any of the provisions, warranties, terms and conditions contained in the Deferred Payment Agreement (ZAI) shall not waive, affect or diminish any right of the Permitted Holder at any time or times hereafter to demand strict performance thereof. No waiver of any Event of Default by the Permitted Holder shall operate as a waiver of any other Event of Default or breach of this Guarantee (ZAI) or the same Event of Default or breach of this Guarantee (ZAI) on a future occasion, and no action by the Permitted Holder permitted hereunder shall in any way affect or impair the Permitted Holder’s rights and remedies or the obligations of the Guarantor under this Guarantee (ZAI). The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity or any other Deferred Payment Document (ZAI).
15.    Effectiveness; Termination. This Guarantee (ZAI) shall become effective against the Guarantor upon its execution by the Guarantor and the occurrence of the Effective Date and shall continue in full force and effect and may not be terminated or otherwise revoked until the Guaranteed Obligations (ZAI) shall have been paid in full.
16.    Consolidation, Successors and Assigns.
(a)    This Guarantee (ZAI) shall be binding upon the Guarantor and upon the successors and permitted assigns of the Guarantor and shall inure to the benefit of the Permitted Holder. The successors and assigns of the Guarantor and Grace shall include, without limitation, their respective receivers, trustees or debtors-in-possession.
(b)    If the Permitted Holder Transfers or grants a security interest in its rights in the Deferred Payment Agreement (ZAI) or any Deferred Payments (ZAI) upon the terms and subject to the conditions set forth in the Deferred Payment Agreement (ZAI), the Permitted Holder shall have the right to Transfer or grant a security interest in this Guarantee (ZAI) to such transferee or secured party without the consent of the Guarantor; provided, however, that in no event shall any person or Entity other than the Collateral Agent have, or have the ability to bring, or be able to enforce, any claim, right or cause of action against the Guarantor or any of is affiliates under, in connection with or as a result of such security interest.
(c)    Subject to Section 16(d), the Guarantor may not Transfer its rights, interests, duties, liabilities or obligations under this Guarantee (ZAI) without the prior written consent of the Permitted Holder, which consent shall not be unreasonably withheld, conditioned or delayed.
(d)    Subject to Section 16(e), neither Section 16(c) nor anything else in this Guarantee (ZAI) shall prohibit or restrict the ability of the Guarantor to undertake any Disposition Transaction; provided that, unless the Permitted Holder otherwise consents in writing, (i) such Disposition Transaction shall not violate Section 7(b), (ii) no Event of Default and, no event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default, exists at the time of, or would exist immediately following the consummation of such Disposition Transaction, (iii) such Disposition Transaction does not conflict with, or result in a breach of, any of the provisions of, or constitute a default under, the Governing Documents of the Guarantor or such surviving or succeeding Entity and (iv) at least ten (10) days prior to consummation of such Disposition Transaction, the Guarantor shall, subject to reasonable confidentiality arrangements between the Permitted Holder and the Guarantor, deliver to the Permitted Holder written notice of its intention to consummate such Disposition Transaction.
(e)    If the surviving or succeeding Entity as a result of any such Disposition Transaction (but in the case of a sale of assets, only if such sale involves a sale of all or substantially all of the assets of the Guarantor) is not the Guarantor, then prior to, or concurrently with, the consummation of any such Disposition Transaction, the surviving or succeeding Entity shall by written instrument substantially in the form of Exhibit A signed by such Entity, the Guarantor and, at its option, the Permitted Holder expressly assume the rights and obligations of the Guarantor hereunder, whereupon such Entity shall be the successor of all rights and obligations of the Guarantor hereunder, with the same effect as if it had been originally named herein (it being expressly acknowledged and agreed by the Guarantor and the Permitted Holder that such written instrument shall, and shall expressly provide that it shall, be binding upon, and inure to the benefit of, the Permitted Holder, the Guarantor and such surviving or succeeding Entity whether or not the Permitted Holder shall have executed such written instrument); provided, however, that the Guarantor shall not be discharged from, and shall remain liable for, any and all of its duties, liabilities and obligations under this Guarantee (ZAI).
(f)    The Guarantor shall be responsible for, and shall pay promptly upon demand all documented and direct out-of-pocket costs and expenses incurred by the Permitted Holder (including legal fees and expenses of legal counsel) in connection with (i) enforcing its rights and/or interests under this Guarantee (ZAI) and (ii) challenging any Disposition Transactions proposed by the Guarantor pursuant to Section 16(d); provided, however, that in the case of clause (i) above, the Guarantor shall not be responsible for any such costs and expenses (including legal fees and expenses of legal counsel) unless the Permitted Holder is successful in enforcing its rights and/or interests under this Guarantee (ZAI) in a judicial or other proceeding, and in the case of clause (ii) above, the Guarantor shall not be responsible for any such costs and expenses (including legal fees and expenses of legal counsel) unless the Permitted Holder challenges such Disposition Transaction in a judicial or other proceeding or otherwise as being in breach of the provisions of this Guarantee (ZAI) or any of the Deferred Payment Documents (ZAI) and the Permitted Holder is successful in such challenge.
(g)    Any assignment or transfer in breach of this Section 16 shall be null and void and not Transfer any interest in this Guarantee (ZAI) to any other Entity.
17.    Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.
(a)    This Guarantee (ZAI) and the rights and obligations of the parties hereto shall be construed in accordance with the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.
(b)    With respect to claims, suits, actions, proceedings, and other disputes arising out of, in respect of or relating to this Guarantee (ZAI) (such claims, suits, actions, proceedings, and other disputes, the “Claims”) each of the parties to this Guarantee (ZAI) hereby irrevocably submits to the jurisdiction of the Bankruptcy Court for the District of Delaware or the United States District Court for the District of Delaware (the “Courts”), or, if both such Courts are not permitted under applicable Law to exercise jurisdiction with respect to the matter in question then to the jurisdiction of any other federal or state court in the state, county and city of New York, New York and each of the parties to this Guarantee (ZAI) agrees that any and all Claims may be brought, heard and determined in such courts.
(c)    Each of the parties to this Guarantee (ZAI) agrees that (i) venue shall be proper in the courts referenced in Section 17(b) and hereby waives any objection or defense which it may now or hereafter have to the laying of venue in such Courts, including any of the foregoing based upon the doctrine of forum non conveniens; and (ii) all process which may be or be required to be served in respect of any such Claim (including any pleading, summons or other paper initiating any such Claim or dispute) may be served upon it, which service shall be sufficient for all purposes, in the manner for the provision of notice under Section 19 hereof and shall be deemed in every respect effective service of process upon such party when so given.
(d)    EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE DEFERRED PAYMENT DOCUMENTS (ZAI). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER DEFERRED PAYMENT DOCUMENTS (ZAI), AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PROVISION.
18.    Advice of Counsel. Each of the Guarantor and the Permitted Holder represent and warrant to the other that it has analyzed this Guarantee (ZAI) with, and has been advised as to its legal effects by, its legal counsel.
19.    Notices. All notices required or permitted under this Guarantee (ZAI) must be in writing and will be deemed to be delivered and received (i) if personally delivered or if delivered by the United States Postal Service, facsimile or courier service, when actually received by the party to whom notice is sent or (ii) with respect to parties located other than within the United States, if deposited with the United States Postal Service (whether actually received or not), at the close of business on the seventh Business Day after the day when placed in the mail, postage prepaid, certified or registered with return receipt requested, addressed to the appropriate party or parties, at the address of such party or parties set forth below (or at such other address as such party may designate by written notice to all other parties in accordance with this Section 19):

If to the Guarantor: W. R. Grace & Co. 7500 Grace Drive Columbia, MD 21044 Attn: Corporate Secretary Facsimile: (410) 531-4545	With copies, which shall not constitute notice, to:	Kirkland & Ellis LLP 300 North LaSalle Chicago, IL 60654 Attn: Adam C. Paul Facsimile: (312) 862-2200
If to the Permitted Holder:
Edward B. Cottingham, Jr., Class 7B Trustee
The Cottingham Law Firm
317 Wingo Way, Suite 303
P.O. Box 810
Mt. Pleasant, SC 29465
Telephone: (843) 849-1384

If to the PD FCR:
Hon. Alexander M. Sanders, Jr.
19 Water Street
Charleston, South Carolina 29401
Telephone: (843) 953-5755
Facsimile: (843) 953-7570
With copies, which shall not constitute notice, to: With copies, which shall not constitute notice, to:

M. Dawes Cooke
Barnwell Whaley Patterson & Helms LLC
P.O. Drawer H
Charleston, SC 29402
Telephone: (843) 577-7700
Facsimile: (843) 577-7708

Alan B. Rich
Attorney and Counselor
1201 Elm Street, Suite 4244
Dallas, Texas 75270
Telephone: (214) 744-5100
Facsimile: (214) 744-5101

20.    Severability. Wherever possible, each provision of this Guarantee (ZAI) will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Guarantee (ZAI) by any party hereto is held to be invalid, void, voidable, illegal or unenforceable in any respect under any applicable Law in any jurisdiction, such event will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, or the obligations of any other party to this Guarantee (ZAI), and this Guarantee (ZAI) will be reformed, construed and enforced in such jurisdiction as if such invalid, void, voidable, illegal, unenforceable or rejected provision had never been contained herein. The parties hereto further agree to use commercially reasonable efforts to replace such invalid, void, voidable, illegal, unenforceable or rejected provision of this Guarantee (ZAI) with a an effective, valid and enforceable provision which will achieve, to the fullest extent possible, the economic, business and other purposes of the invalid, void, voidable, illegal, unenforceable or rejected provision.
21.    Entire Agreement. This Guarantee (ZAI), together with the Deferred Payment Agreement (ZAI), the Share Issuance Agreement, the Plan of Reorganization and the Confirmation Order, embodies the complete agreement and understanding between the parties hereto in respect of the subject matter hereof and supersedes, preempts and terminates all other prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent relating thereto.
22.    Execution in Counterparts. This Guarantee (ZAI) may be executed (including by facsimile or portable document format (.pdf)) in separate counterparts, each of which will be deemed to be an original and all of which taken together will constitute one and the same agreement.
23.    Further Assurances. At the reasonable request of the Permitted Holder, the Guarantor will, at the sole expense of the Permitted Holder, execute such agreements, documents, certificates and/or other instruments confirming the existence of this Guarantee (ZAI), the obligations of the Guarantor hereunder and the rights of the Permitted Holder hereunder.
24.    Specific Performance. Each of the parties hereto acknowledges and agrees that, in the event of any breach of, or any failure to perform, any specific provision of this Guarantee (ZAI), the non-breaching party would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that, subject to Section 8, the parties hereto (a) shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to compel specific performance of any specific provision of this Guarantee (ZAI) or to obtain injunctive relief to prevent breaches of any specific provision of this Guarantee (ZAI) exclusively in the Courts, (b) shall waive, in any action for specific performance or injunctive relief, the defense of the adequacy of a remedy at law, and (c) shall waive any requirement for the securing or posting of any bond in connection with the obtaining of any such specific performance or injunctive relief. For the avoidance of doubt, the parties agree that the Permitted Holder shall be entitled to enforce specifically the terms and provisions of this Guarantee (ZAI) to prevent breaches of or enforce compliance with those covenants of the Guarantor set forth in Section 7. Any party’s pursuit of specific performance or injunctive relief at any time will not be deemed an election of remedies or waiver of the right to pursue any other right or remedy to which such party may be entitled, including the right to pursue remedies for liabilities or damages incurred or suffered by such party.
25.    Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy shall not preclude the exercise of any other.
[Signature page follows]

IN WITNESS WHEREOF, this Guarantee (ZAI) has been duly executed by the Guarantor as of the day and year first set forth above.
W. R. Grace & Co.

By:	/s/HUDSON LA FORCE, III
Name:	Hudson La Force, III
Title:	Senior Vice President and Chief Financial Officer
Acknowledged and agreed to
as of the _29th day of January, 2014.

WRG ASBESTOS PD TRUST

By: /s/EDWARD B. COTTINGHAM, JR.
Name: Edward B. Cottingham, Jr.
Title: Trustee

EXHIBIT A
FORM OF
ASSUMPTION AGREEMENT

ASSUMPTION AGREEMENT
This Assumption Agreement (the “Assumption Agreement”) is made and entered into as of [•], by and between [W. R. Grace & Co.-Conn., a Connecticut corporation] // [W. R. Grace & Co., a Delaware corporation] (“Grace”), and [•], a [•] (the “Buyer”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the [Purchase Agreement].
BACKGROUND
WHEREAS, Grace, the Buyer and [•] are party to that certain [•] (the “[Purchase Agreement]”), pursuant to which Grace has agreed to [•];
WHEREAS, pursuant to the First Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code of W. R. Grace & Co., et al., the Official Committee of Asbestos Personal Injury Claimants, the Asbestos PI Future Claimants’ Representative, and the Official Committee of Equity Security Holders as Modified Through December 23, 2010, as filed by Grace and certain of its affiliates in their reorganization cases under chapter 11 of the Bankruptcy Code, in the United States Bankruptcy Court for the District of Delaware, and as confirmed by order of that court dated as of January 31, 2011, together with the exhibits and schedules thereto, each as amended, supplemented or otherwise modified from time to time in accordance with its terms (the “Plan”), Grace is party to the contracts listed on Schedule 1 (collectively, the “Contracts”); and
WHEREAS, the transactions contemplated by the Purchase Agreement constitute a “Disposition Transaction” requiring the delivery of this Assumption Agreement under the Contracts.
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:
[Grace hereby assigns and transfers to the Buyer all of Grace’s right, title and interest in the Contracts, free and clear of all [Liens except for Permitted Liens)]. The Buyer hereby accepts the assignment herein and assumes from Grace and agrees to be responsible for the payment, performance and discharge of all liabilities and obligations under or relating to the Contracts.] // [The Buyer hereby acknowledges and agrees that the Contracts remain in full force and effect and that Grace will continue to be responsible for the payment, performance and discharge of all liabilities and obligations under or relating to the Contracts.] // [The Buyer hereby acknowledges and agrees that the [corporation] surviving the [Merger] is subject to and bound by the Contracts, that the Contracts are and will remain in full force and effect and that the [corporation] surviving the [Merger] shall hold all right, title and interest in the Contracts. The Buyer hereby agrees that the [corporation] surviving the [Merger] shall be responsible for the payment, performance and discharge of all liabilities and obligations under or relating to the Contracts; provided, however, that Grace shall not be discharged from, and shall remain liable for, any and all of its duties, liabilities and obligations under the Contracts.]
Each of the parties hereto covenants and agrees, at its own expense, to execute and deliver, promptly after the reasonable request of the other party hereto, such further instruments and to take such other action as such other party may reasonably request to more effectively consummate the transactions contemplated by this Assumption Agreement.
In the event of a conflict between the terms and conditions of this Assumption Agreement and the terms and conditions of the [Purchase Agreement], the terms and conditions of this Assumption Agreement shall govern, supersede and prevail.
All questions concerning the construction, validity and interpretation of this Assumption Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.
This Assumption Agreement may be executed in one or more counterparts (including by means of telecopied signature pages or signature pages delivery by electronic transmission in portable document format (.pdf)), all of which taken together shall constitute one and the same instrument. This Assumption Agreement and any amendments hereto, to the extent signed and delivered by means of a facsimile machine or electronic transmission in portable document format (.pdf), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.
This Assumption Agreement shall be binding on the parties hereto and shall inure to the benefit of the Permitted Holder (as defined in the [Contracts]) regardless of whether such Permitted Holder executes this Assumption Agreement.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Assumption Agreement as of the date first above written.

ASSIGNEE: [•] By: [•]	SELLER: [W. R. GRACE & CO.-CONN.] By: [•]
[W. R. GRACE & CO.] By: [•]
[Acknowledged and Agreed:
WRG ASBESTOS PD TRUST By: [•]]

Schedule 1
Contracts

1.
Asbestos PI Deferred Payment Agreement, dated as of [•], by and between W. R. Grace & Co.-Conn. and the WRG Asbestos PI Trust, a Delaware statutory trust established pursuant to §524(g) of the Bankruptcy Code in accordance with the Plan, as amended or modified from time to time.

2.	W. R. Grace & Co. Guarantee Agreement (PI), dated as of [•], by and between W. R. Grace & Co. and the WRG Asbestos PI Trust.

3.	Deferred Payment Agreement (Class 7A PD), dated as of [•], by and between W. R. Grace & Co.-Conn. and the WRG Asbestos PD Trust.

4.	W. R. Grace & Co. Guarantee Agreement (Class 7A PD), dated as of [•], by and between W. R. Grace & Co. and the WRG Asbestos PD Trust.

5.	Deferred Payment Agreement (Class 7B ZAI), dated as of [•], by and between W. R. Grace & Co.-Conn. and the WRG Asbestos PD Trust.

6.	W. R. Grace & Co. Guarantee Agreement (Class 7B ZAI), dated as of [•], by and between W. R. Grace & Co. and the WRG Asbestos PD Trust.

7.	Share Issuance Agreement, dated as of [], by and between W. R. Grace & Co., WRG Asbestos PD Trust, and the WRG Asbestos PI Trust.

EXHIBIT B
FORM OF
QUARTERLY EBITDA AND VALUATION CERTIFICATE

QUARTERLY EBITDA AND VALUATION CERTIFICATE
This Quarterly EBITDA and Valuation Certificate (this “Certificate”) is dated as of [•], and delivered by W. R. Grace & Co., a Delaware corporation] // [W. R. Grace & Co.-Conn., a Connecticut corporation] (“Grace”), to [•], a [•] (the “Permitted Holder”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Contracts.
BACKGROUND
WHEREAS, pursuant to the First Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code of W. R. Grace & Co., et al., the Official Committee of Asbestos Personal Injury Claimants, the Asbestos PI Future Claimants’ Representative, and the Official Committee of Equity Security Holders as Modified Through December 23, 2010, as filed by Grace and certain of its affiliates in their reorganization cases under chapter 11 of the Bankruptcy Code, in the United States Bankruptcy Court for the District of Delaware, and as confirmed by order of that court dated as of January 31, 2011, together with the exhibits and schedules thereto, each as amended, supplemented or otherwise modified from time to time in accordance with its terms (the “Plan”), Grace is party to the contracts listed on Schedule 1 (collectively, the “Contracts”);
WHEREAS, Section [7(a)(iv)(A)] // [6(a)(iv)(A)] of each Contract requires that Grace deliver this Certificate.
NOW, THEREFORE, the undersigned, [Chief Financial Officer] of Grace, hereby delivers this Certificate and does hereby certify, solely on behalf of Grace and not in any individual capacity, to the Permitted Holder that:
A Significant Transaction [has] // [has not] occurred during the four-Fiscal Quarter period ending on [•] (the “Measurement Period”).
The [Pro Forma] EBITDA of Grace for the Measurement Period was [•] and the [Pro Forma] Valuation of Grace as of [•] was [•]. Attached hereto are worksheets showing the calculation of the foregoing amounts.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Certificate as of the date first above written.

GRACE: [W. R. GRACE & CO.] By: [•]
[W. R. GRACE & CO.-CONN.] By: [•]

Schedule 1
Contracts

1.	W. R. Grace & Co. Guarantee Agreement (PI), dated as of [•], by and between W. R. Grace & Co. and the WRG Asbestos PI Trust.

2.	W. R. Grace & Co. Guarantee Agreement (Class 7A PD), dated as of [•], by and between W. R. Grace & Co. and the WRG Asbestos PD Trust.

3.	W. R. Grace & Co. Guarantee Agreement (Class 7B ZAI), dated as of [•], by and between W. R. Grace & Co. and the WRG Asbestos PD Trust.

4.
[Asbestos PI Deferred Payment Agreement, dated as of [•], by and between W. R. Grace & Co.-Conn. and the WRG Asbestos PI Trust, a Delaware statutory trust established pursuant to §524(g) of the Bankruptcy Code in accordance with the Plan, as amended or modified from time to time.

5.	Deferred Payment Agreement (Class 7A PD), dated as of [•], by and between W. R. Grace & Co.-Conn. and the WRG Asbestos PD Trust.

6.	Deferred Payment Agreement (Class 7B ZAI), dated as of [•], by and between W. R. Grace & Co.-Conn. and the WRG Asbestos PD Trust.]

Worksheet 1 -- EBITDA

All amounts are for the period ending ____________
on a consolidated basis in accordance with GAAP

$ Amount	Description	Explanations
Consolidated Net Income
Plus interest expense
Plus provisions for any income or similar Taxes paid or accrued
Plus all amounts treated as expenses for depreciation and amortization of any kind

Plus cash and non-cash restructuring and reorganization, and other similar fees, costs, charges and expenses, including without limitation, as a result of, or in connection with, the Chapter 11 Cases and the Deferred Payment Documents

Plus items classified as extraordinary under Accounting Principles Board Opinion No. 30 (as amended, restated, supplemented, replaced or otherwise modified from time to time) incurred during such period
[describe]
Plus any non-cash charges
Minus gross interest income received during such period

Minus items classified as extraordinary under Accounting Principles Board Opinion No. 30 (as amended, restated, supplemented, replaced or otherwise modified from time to time) realized during such period
[describe]
Total EBITDA

Worksheet 2 – Pro Forma EBITDA
All amounts are for the four Fiscal-Quarter period ending ____________
on a consolidated basis in accordance with GAAP

$ Amount	Description	Explanations
Consolidated Net Income
Plus interest expense
Plus provisions for any income or similar Taxes paid or accrued
Plus all amounts treated as expenses for depreciation and amortization of any kind

Plus cash and non-cash restructuring and reorganization, and other similar fees, costs, charges and expenses, including without limitation, as a result of, or in connection with, the Chapter 11 Cases and the Deferred Payment Documents
[describe]

Plus items classified as extraordinary under Accounting Principles Board Opinion No. 30 (as amended, restated, supplemented, replaced or otherwise modified from time to time) incurred during such period
[describe]
	Plus any non-cash charges	[describe]
Minus gross interest income received during such period

Minus items classified as extraordinary under Accounting Principles Board Opinion No. 30 (as amended, restated, supplemented, replaced or otherwise modified from time to time) realized during such period

	Total EBITDA	For each item included to determine total EBITDA compute amounts assuming the Significant Transaction occurred at the beginning of the four-Fiscal Quarter period for which such amounts are calculated

Plus or Minus adjustments which give effect to events that are (i) directly attributable to any Significant Transactions the Transaction Date of which occurs during such four-Fiscal Quarter period, (ii) expected to have a continuing impact on the Entity, and (iii) factually supportable
[Describe adjustments and factual support]
Total Pro Forma EBITDA

Worksheet 3 -- Valuation
All amounts are as of the last day of the relevant four-Fiscal Quarter Period period ending ____________
on a consolidated basis in accordance with GAAP

$ Amount	Description	Explanations
Total EBITDA (determined based on worksheet 1) multiplied by 7
	Minus the aggregate outstanding principal amount of such Entity’s and its consolidated Subsidiaries’ Senior Indebtedness as of such date	[describe any exceptions from inclusion in Senior Indebtedness based on the definition thereof and the related excepted amounts]

Plus the amount of cash and cash equivalents of such Entity and its consolidated Subsidiaries as of such date other than cash and cash equivalents the disposition of which is subject to a material restriction for the benefit of Entities other than such Entity and its consolidated Subsidiaries.
[describe any such material restrictions and the related excluded amounts]
Total Valuation

Worksheet 4 – Pro Forma Valuation
All amounts are as of the last day of the relevant four-Fiscal Quarter Period period ending ____________
on a consolidated basis in accordance with GAAP

$ Amount	Description	Explanations
Total Pro Forma EBITDA (determined based on worksheet 2) multiplied by 7

Minus the aggregate outstanding principal amount of such Entity’s and its consolidated Subsidiaries’ Senior Indebtedness as of such date (after giving effect to and assuming the consummation of any Significant Transaction (and any related incurrence, reduction or repayment of Senior Indebtedness) with a Transaction Date occurring during such four-Fiscal Quarter period, notwithstanding that such Significant Transaction (and any related incurrence, reduction or repayment of Senior Indebtedness) may not have actually been consummated during such four-Fiscal Quarter period)

[describe any exceptions from inclusion in Senior Indebtedness based on the definition thereof and the related excepted amounts]

[indicate the amount of Senior Indebtedness included as a result of the Significant Transaction]

Plus the amount of cash and cash equivalents of such Entity and its consolidated Subsidiaries as of such date (after giving effect to and assuming the consummation of any Significant Transaction with a Transaction Date occurring during such four-Fiscal Quarter period, notwithstanding that such Significant Transaction may not have actually been consummated during such four-Fiscal Quarter period), other than cash and cash equivalents the disposition of which is subject to a material restriction for the benefit of Entities other than such Entity and its consolidated Subsidiaries
[describe any such material restrictions and the related excluded amounts] [indicate any amounts included as a result of the Significant Transaction]
Total Pro Forma Valuation

EXHIBIT C
FORM OF
COMPLIANCE CERTIFICATE

COMPLIANCE CERTIFICATE
This Compliance Certificate (this “Certificate”) is dated as of [•], and delivered by W. R. Grace & Co., a Delaware corporation (“Grace”), to [•], a [•] (the “Permitted Holder”).
BACKGROUND
WHEREAS, pursuant to the First Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code of W. R. Grace & Co., et al., the Official Committee of Asbestos Personal Injury Claimants, the Asbestos PI Future Claimants’ Representative, and the Official Committee of Equity Security Holders as Modified Through December 23, 2010, as filed by Grace and certain of its affiliates in their reorganization cases under chapter 11 of the Bankruptcy Code, in the United States Bankruptcy Court for the District of Delaware, and as confirmed by order of that court dated as of January 31, 2011, together with the exhibits and schedules thereto, each as amended, supplemented or otherwise modified from time to time in accordance with its terms (the “Plan”), Grace is party to the contracts listed on Schedule 1 (collectively, the “Contracts”);
WHEREAS, Section 7(a)(iv)(B) of each Contract requires that Grace deliver this Certificate.
NOW, THEREFORE, the undersigned, [Chief Financial Officer] of Grace, hereby delivers this Certificate and does hereby certify, solely on behalf of Grace and not in any individual capacity, to the Permitted Holder that:
Grace has complied with the covenants set forth in Section 7 of each Contract.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Certificate as of the date first above written.

GRACE: W. R. GRACE & CO. By: [•]

Schedule 1
Contracts

1.	W. R. Grace & Co. Guarantee Agreement (PI), dated as of [•], by and between W. R. Grace & Co. and the WRG Asbestos PI Trust.

2.	W. R. Grace & Co. Guarantee Agreement (Class 7A PD), dated as of [•], by and between W. R. Grace & Co. and the WRG Asbestos PD Trust.

3.	W. R. Grace & Co. Guarantee Agreement (Class 7B ZAI), dated as of [•], by and between W. R. Grace & Co. and the WRG Asbestos PD Trust.

COMPLIANCE CERTIFICATE
This Compliance Certificate (this “Certificate”) is dated as of [•], and delivered by W. R. Grace & Co.-Conn., a Connecticut corporation (“Grace”), to [•], a [•](the “Permitted Holder”).
BACKGROUND
WHEREAS, pursuant to the First Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code of W. R. Grace & Co., et al., the Official Committee of Asbestos Personal Injury Claimants, the Asbestos PI Future Claimants’ Representative, and the Official Committee of Equity Security Holders as Modified Through December 23, 2010, as filed by Grace and certain of its affiliates in their reorganization cases under chapter 11 of the Bankruptcy Code, in the United States Bankruptcy Court for the District of Delaware, and as confirmed by order of that court dated as of January 31, 2011, together with the exhibits and schedules thereto, each as amended, supplemented or otherwise modified from time to time in accordance with its terms (the “Plan”), Grace is party to the contracts listed on Schedule 1 (collectively, the “Contracts”);
WHEREAS, Section 6(a)(iv)(B) of each Contract requires that Grace deliver this Certificate.
NOW, THEREFORE, the undersigned, [Chief Financial Officer] of Grace, hereby delivers this Certificate and does hereby certify, solely on behalf of Grace and not in any individual capacity, to the Permitted Holder that:
Grace has complied with the covenants set forth in Section 6 of each Contract.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Certificate as of the date first above written.

GRACE: W. R. GRACE & CO.-CONN. By: [•]

Schedule 1
Contracts

1.
Asbestos PI Deferred Payment Agreement, dated as of [•], by and between W. R. Grace & Co.-Conn. and the WRG Asbestos PI Trust, a Delaware statutory trust established pursuant to §524(g) of the Bankruptcy Code in accordance with the Plan, as amended or modified from time to time.

2.	Deferred Payment Agreement (Class 7A PD), dated as of [•], by and between W. R. Grace & Co.-Conn. and the WRG Asbestos PD Trust.

3.	Deferred Payment Agreement (Class 7B ZAI), dated as of [•], by and between W. R. Grace & Co.-Conn. and the WRG Asbestos PD Trust.

EXHIBIT D
FORM OF
POST-TRANSACTION CERTIFICATE

POST-TRANSACTION CERTIFICATE
This Post-Transaction Certificate (this “Certificate”) is dated as of [•], and delivered by W. R. Grace & Co., a Delaware corporation (“Grace”), to [•], a [•] (the “Permitted Holder”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Contracts.
BACKGROUND
WHEREAS, Grace and [•] are party to that certain [•] (the “[Purchase Agreement]”);
WHEREAS, pursuant to the First Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code of W. R. Grace & Co., et al., the Official Committee of Asbestos Personal Injury Claimants, the Asbestos PI Future Claimants’ Representative, and the Official Committee of Equity Security Holders as Modified Through December 23, 2010, as filed by Grace and certain of its affiliates in their reorganization cases under chapter 11 of the Bankruptcy Code, in the United States Bankruptcy Court for the District of Delaware, and as confirmed by order of that court dated as of January 31, 2011, together with the exhibits and schedules thereto, each as amended, supplemented or otherwise modified from time to time in accordance with its terms (the “Plan”), Grace is party to the contracts listed on Schedule 1 (collectively, the “Contracts”);
WHEREAS, the transactions contemplated by the Purchase Agreement constitute a “Disposition Transaction” under the Contracts;
WHEREAS, Section 7(a)(iv)(C) of each Contract requires that Grace deliver this Certificate.
NOW, THEREFORE, the undersigned, [Chief Financial Officer] of Grace, hereby delivers this Certificate and does hereby certify, solely on behalf of Grace and not in any individual capacity, to the Permitted Holder that:
As of the date of the consummation of the transactions contemplated by the Purchase Agreement, the Post-Transaction Pro Forma EBITDA of Grace was [•]. Attached hereto is a worksheet showing the calculation of such Post-Transaction Pro Forma EBITDA.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Certificate as of the date first above written.

GRACE: W. R. GRACE & CO. By: [•]

Schedule 1
Contracts

1.	W. R. Grace & Co. Guarantee Agreement (PI), dated as of [•], by and between W. R. Grace & Co. and the WRG Asbestos PI Trust.

2.	W. R. Grace & Co. Guarantee Agreement (Class 7A PD), dated as of [•], by and between W. R. Grace & Co. and the WRG Asbestos PD Trust.

3.	W. R. Grace & Co. Guarantee Agreement (Class 7B ZAI), dated as of [•], by and between W. R. Grace & Co. and the WRG Asbestos PD Trust.

Worksheet 1 – Post-Transaction Pro Forma EBITDA
All amounts are for the four Fiscal Quarter period ending ____________
on a consolidated basis in accordance with GAAP

$ Amount	Description	Explanations
Consolidated Net Income
Plus interest expense
Plus provisions for any income or similar Taxes paid or accrued
Plus all amounts treated as expenses for depreciation and amortization of any kind

Plus cash and non-cash restructuring and reorganization, and other similar fees, costs, charges and expenses, including without limitation, as a result of, or in connection with, the Chapter 11 Cases and the Deferred Payment Documents
[describe]

Plus items classified as extraordinary under Accounting Principles Board Opinion No. 30 (as amended, restated, supplemented, replaced or otherwise modified from time to time) incurred during such period
[describe]
	Plus any non-cash charges	[describe]
Minus gross interest income received during such period

Minus items classified as extraordinary under Accounting Principles Board Opinion No. 30 (as amended, restated, supplemented, replaced or otherwise modified from time to time) realized during such period

	Total EBITDA	For each item included to determine total EBITDA compute amounts assuming the Significant Transaction occurred at the beginning of the four-Fiscal Quarter period for which such amounts are calculated

Plus or Minus adjustments which give effect to events that are (i) directly attributable to any Significant Transactions the Transaction Date of which occurs during such four-Fiscal Quarter period, (ii) expected to have a continuing impact on the Entity, and (iii) factually supportable
[Describe adjustments and factual support]
Total Post-Transaction Pro Forma EBITDA

POST-TRANSACTION CERTIFICATE
This Post-Transaction Certificate (this “Certificate”) is dated as of [•], and delivered by W. R. Grace & Co.-Conn., a Connecticut corporation (“Grace”), to [•], a [•](the “Permitted Holder”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Contracts.
BACKGROUND
WHEREAS, Grace and [•] are party to that certain [•] (the “[Purchase Agreement]”);
WHEREAS, pursuant to the First Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code of W. R. Grace & Co., et al., the Official Committee of Asbestos Personal Injury Claimants, the Asbestos PI Future Claimants’ Representative, and the Official Committee of Equity Security Holders as Modified Through December 23, 2010, as filed by Grace and certain of its affiliates in their reorganization cases under chapter 11 of the Bankruptcy Code, in the United States Bankruptcy Court for the District of Delaware, and as confirmed by order of that court dated as of January 31, 2011, together with the exhibits and schedules thereto, each as amended, supplemented or otherwise modified from time to time in accordance with its terms (the “Plan”), Grace is party to the contracts listed on Schedule 1 (collectively, the “Contracts”);
WHEREAS, the transactions contemplated by the Purchase Agreement constitute a “Disposition Transaction” under the Contracts;
WHEREAS, Section 6(a)(iv)(C) of each Contract requires that Grace deliver this Certificate.
NOW, THEREFORE, the undersigned, [Chief Financial Officer] of Grace, hereby delivers this Certificate and does hereby certify, solely on behalf of Grace and not in any individual capacity, to the Permitted Holder that:
As of the date of the consummation of the transactions contemplated by the Purchase Agreement, the Post-Transaction Pro Forma EBITDA of Grace was [•]. Attached hereto is a worksheet showing the calculation of such Post-Transaction Pro Forma EBITDA.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Certificate as of the date first above written.

GRACE: W. R. GRACE & CO.-CONN. By: [•]

Schedule 1
Contracts

1.
Asbestos PI Deferred Payment Agreement, dated as of [•], by and between W. R. Grace & Co.-Conn. and the WRG Asbestos PI Trust, a Delaware statutory trust established pursuant to §524(g) of the Bankruptcy Code in accordance with the Plan, as amended or modified from time to time.

2.	Deferred Payment Agreement (Class 7A PD), dated as of [•], by and between W. R. Grace & Co.-Conn. and the WRG Asbestos PD Trust.

3.	Deferred Payment Agreement (Class 7B ZAI), dated as of [•], by and between W. R. Grace & Co.-Conn. and the WRG Asbestos PD Trust.

Worksheet 1 – Post-Transaction Pro Forma EBITDA
All amounts are for the four Fiscal Quarter period ending ____________
on a consolidated basis in accordance with GAAP

$ Amount	Description	Explanations
Consolidated Net Income
Plus interest expense
Plus provisions for any income or similar Taxes paid or accrued
Plus all amounts treated as expenses for depreciation and amortization of any kind

Plus cash and non-cash restructuring and reorganization, and other similar fees, costs, charges and expenses, including without limitation, as a result of, or in connection with, the Chapter 11 Cases and the Deferred Payment Documents
[describe]

Plus items classified as extraordinary under Accounting Principles Board Opinion No. 30 (as amended, restated, supplemented, replaced or otherwise modified from time to time) incurred during such period
[describe]
	Plus any non-cash charges	[describe]
Minus gross interest income received during such period

Minus items classified as extraordinary under Accounting Principles Board Opinion No. 30 (as amended, restated, supplemented, replaced or otherwise modified from time to time) realized during such period

	Total EBITDA	For each item included to determine total EBITDA compute amounts assuming the Significant Transaction occurred at the beginning of the four-Fiscal Quarter period for which such amounts are calculated

Plus or Minus adjustments which give effect to events that are (i) directly attributable to any Significant Transactions the Transaction Date of which occurs during such four-Fiscal Quarter period, (ii) expected to have a continuing impact on the Entity, and (iii) factually supportable
[Describe adjustments and factual support]
Total Post-Transaction Pro Forma EBITDA